Exhibit 99.1

Hyzon Motors Inc. reports full year and fourth quarter 2021 results, delivers fuel cell vehicles, playing a pivotal role in the transition to hydrogen

Recent Business Highlights

•	Increased backlog[1,2] to $287M up 246% from our last update in July 2021

•	Membrane Electrode Assembly (“MEA”) production line in Illinois being commissioned

•	“Made in USA” heavy-duty truck fuel cell production on track for the second half of 2022

•	First North America trial with Total Transportation Services (“TTSI”) kicked off at the Port of Long Beach

•	Received an order to supply 18 Hyzon trucks in Europe, to a leading global logistics group as the anticipated end user

•

Established Hyzon’s Australian headquarters in partnership with Royal Automobile Club of Victoria (“RACV”) to develop a purpose-built facility expected to generate over 100 localized engineering and manufacturing jobs by 2025

2021 Highlights

•	Exceeded vehicle delivery guidance with 87 Hyzon fuel cell electric vehicles (“FCEVs”) delivered; total contract value for these deliveries was $19.6 million[3]

•	Total headcount across global operations increased to approximately 200 employees

•

Established U.S operations, laying the foundation for leading manufacturing capability of high-powered Proton-Exchange Membrane (“PEM”) fuel cells, with full vertical integration on local MEA production

•	Expanded our global footprint with facilities in four continents, providing access to markets and vital international talent and technological developments

•

Advanced our vehicle deployment and hydrogen infrastructure strategy globally through investments in Raven SR and partnerships with Mpreis, Ark Energy, Superior Pak, Coregas, Geesinknorba, Woodside Energy, TC Energy, ITOCHU, ReCarbon, TotalEnergies and MiTAC Synnex

•	Deployed Hyzon vehicles in four continents for internal validation, use in real-world demonstrations, trials, and commercial operations

•

Reported a cash balance of $445.1 million as of December 31, 2021, which includes proceeds from the Business Combination with Decarbonization Plus Acquisition Corporation that was completed in July 2021

[1]

Backlog is defined as orders and non-binding MoUs through 2025 and are subject to cancellation. Backlog as of 3/22/2022 consists of $224M non-binding MoUs and $63M firm orders; includes $92M MoU and $9M firm order with Shanghai HongYun and $115M MoU from Geesink

[2]	MoUs in which number of units and commercial terms have not yet been agreed upon are excluded from our backlog
[3]	Includes $13.6 million of contract value to be collected over 5 years

ROCHESTER, NY, March 23, 2022 – Hyzon Motors, Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a leading global supplier of zero-emission fuel cell electric heavy-duty vehicles, today announced fourth quarter and full year 2021 financial and operational results.

“2021 was a transformative year for Hyzon. We successfully completed our business combination in July and worked steadfastly to position Hyzon to be a key player in the energy transition, as the world increasingly turns to hydrogen to address climate and energy challenges.

In spite of widely recognized disruptions throughout the global supply chain, we delivered 87 fuel cell electric vehicles, with heavy and medium duty trucks now being validated in real world operations. Furthermore, our state-of-the-art fuel cell assembly facility in the United States is on track and will include fully integrated production capabilities of our advanced proprietary MEA - this is where the magic really happens in fuel cells and is a major determinant of cost structure in fuel cell trucks”, said Hyzon Chief Executive Officer Craig Knight.

“We continued to build and foster a clean hydrogen supply ecosystem with strategic partnerships. Our team demonstrated agility and commitment to exceed previously announced delivery targets. Hyzon is at the forefront of the Hydrogen Economy with our leading proprietary fuel cell technology, first mover position in heavy vehicles in real world settings, and our low-cost, sustainable clean hydrogen supply strategy. Hyzon is well positioned to be ‘The Key to the Hydrogen Economy’,” concluded Mr. Knight.

2022 Business Outlook

•	Expect to deliver 300-400 vehicles with deliveries heavily weighted towards the back half of the year as the industry navigates supply chain challenges and global uncertainties

•	Expect to commence assembling vehicles using our flagship, made in the USA, high power-density fuel cells during the second half of 2022

•	In North America, we expect to have 10-15 Hyzon fuel cell demonstration trucks deployed to multiple trial customers by year end

•	In Europe, Australia, and China, expect to ramp up deliveries and streamline assembly processes to meet increasing demand

•	Anticipate a Hyzon / Raven gas-to-hydrogen hub and waste-to-hydrogen hub online by year end

Fourth Quarter and Full Year 2021 Financial and Operational Results

For the fourth quarter ending December 31, 2021, the Company reported revenue of $5.1 million. Total operating expenses of $43.8 million and net loss attributable to Hyzon of $28.6 million, resulting in basic and diluted loss per share of $0.12. Net income included non-cash gain from the change in fair value of earnout liability of $11.0 million and non-cash loss from the change in fair value of private placement warrant liability of $3.4 million. Fourth quarter operating expenses were comprised of $7.5 million in research and development and $16.1 million in selling, general and administrative expenses. For the prior year fourth quarter ending December 31, 2020, the Company reported a net loss attributable to Hyzon of $13.4 million, resulting in loss per share of $0.08.

For the twelve months ended December 31, 2021, the Company reported total revenue of $6.0 million. The Company also reported total operating expenses of $107.4 million and net loss attributable to Hyzon of $13.8 million resulting in basic and diluted loss per share of $0.07. Net income included non-cash gains from the change in fair value of earnout liability of $84.6 million and private placement warrant liability of $4.2 million. Full year operating expenses were comprised of $16.4 million in research and development and $69.8 million in selling, general and administrative expenses. For the prior year period from January 21, 2020 (inception) through December 31, 2020, the Company reported a net loss attributable to Hyzon of $14.3 million, resulting in loss per share of $0.09.

As of December 31, 2021, the Company had $445.1 million in cash and had approximately 247.8 million shares of Class A common stock outstanding.

Non-GAAP Financial Measures

The Company reported EBITDA of $(31.8) million and $(12.9) million for the three and twelve months ended December 31, 2021, respectively. The Company reported Adjusted EBITDA of $(36.7) million and $(63.8) million for the three and twelve months ended December 31, 2021, respectively. For the year ended December 31, 2021, Adjusted EBITDA adjustments are primarily driven by (a) non-cash items from change in fair value of earnout liability of $84.6 million and private placement warrant liability of $4.2 million, for a total of $88.8 million; (b) charges from an executive transition arrangement of $13.9 million and Business Combination transaction expenses of $6.5 million, (c) non-cash items from stock-based compensation of $15.8 million and (d) regulatory and legal expense of $1.1 million. For the three months ended December 31, 2021, Adjusted EBITDA adjustments are primarily driven by (a) non-cash items from change in fair value of earnout liability of $11.0 million and private placement warrant liability of $3.4 million, for a net total of $7.6 million; (b) non-cash items from stock-based compensation of $1.1 million and (c) regulatory and legal expense of $1.0 million. These non-GAAP financial measures have been reconciled to the nearest GAAP measure in the tables under “Non-GAAP Financial Measures” within this press release.

Conference Call Information

The Hyzon management team will host a conference call to discuss its fourth quarter and full year 2021 financial results on Wednesday, March 23, 2022, at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Hyzon’s website at www.hyzonmotors.com. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of Hyzon’s website as well.

About Hyzon Motors Inc.

Hyzon is a global leader in fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, China, Singapore, Australia, and Germany. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions primarily for the commercial mobility sector with a focus on the commercial vehicle market and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation.

Visit www.hyzonmotors.com.

Use of Non-GAAP Financial Information

To supplement its consolidated balance sheet and statement of operations and comprehensive loss, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Hyzon Motors Inc. reports EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is determined by taking net loss and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding non-cash stock-based compensation expense, change in fair value of private placement warrant liability, change in fair value of earnout liability and other special items determined by management. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA are non-GAAP financial measures, see “Use of Non-GAAP Financial Information” below for important information regarding these non-GAAP financial measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements about our business outlook, expected production and deliveries of vehicles, anticipated future contracts and performance under existing contracts, and development of new facilities and partnerships, are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2021, our Registration Statement on Form S-1 filed with the SEC on July 30, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), the ability to identify additional potential customers and convert them to paying customers, or the ability to manufacture new vehicles, including as a result of disruptions to the supply chain. Hyzon gives no assurance that Hyzon will achieve its expectations.

Investor Contact:

Darla Rivera

Hyzon Motors Inc

IR@HyzonMotors.com

Media Contact:

Hyzon@kivvit.com

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$445,146	$17,139
Accounts receivable	2,598	—
Related party receivable	264	—
Inventory	19,245	—
Prepaid expenses and other current assets	27,970	848

Total current assets	495,223	17,987
Property, plant, and equipment, net	14,311	418
Right-of-use assets	10,265	1,656
Investment in equity securities	4,948	122
Other assets	5,430	822

Total Assets	$530,177	$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,430	$215
Accrued liabilities	6,026	1,062
Related party payables	3,633	560
Contract liabilities	11,230	2,608
Current portion of lease liabilities	1,886	618

Total current liabilities	31,205	5,063

Long term liabilities
Lease liabilities	8,830	1,181
Private placement warrant liability	15,228	—
Earnout liability	103,761	—
Other liabilities	1,296	—

Total liabilities	$160,320	$6,244

Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 400,000,000 shares authorized, 247,758,412 and 166,125,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.	25	17
Additional paid-in capital	403,016	29,122
Accumulated deficit	(28,117)	(14,271)
Accumulated other comprehensive income (loss)	373	(16)

Total Hyzon Motors Inc. stockholders’ equity	375,297	14,852
Noncontrolling interest	(5,440)	(91)

Total Stockholders’ Equity	369,857	14,761

Total Liabilities and Stockholders’ Equity	$530,177	$21,005

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,	For the period January 21, 2020 (Inception) – December 31,
	2021	2020	2021	2020
Revenue	$5,087	$—	$6,049	$—
Operating expense:
Cost of revenue	20,223	—	21,191	—
Research and development	7,522	1,283	16,443	1,446
Selling, general and administrative	16,062	12,115	69,792	12,785

Total operating expenses	43,807	13,398	107,426	14,231

Loss from operations	(38,720)	(13,398)	(101,377)	(14,231)

Other income (expense):
Change in fair value of private placement warrant liability	(3,447)	—	4,167	—
Change in fair value of earnout liability	10,997	—	84,612	—
Foreign currency exchange loss and other expense	(1,283)	(107)	(1,452)	(108)
Interest income (expense), net	14	(17)	(5,235)	(37)

Total other income (expense)	6,281	(124)	82,092	(145)

Net loss	$(32,439)	$(13,522)	$(19,285)	$(14,376)
Less: Net loss attributable to noncontrolling interest	(3,807)	(105)	(5,439)	(105)

Net loss attributable to Hyzon	$(28,632)	$(13,417)	$(13,846)	$(14,271)

Comprehensive loss:
Net loss	$(32,439)	$(13,522)	$(19,285)	$(14,376)
Foreign currency translation adjustment	772	(20)	479	(20)

Comprehensive loss	$(31,667)	$(13,542)	$(18,806)	$(14,396)

Less: Comprehensive loss attributable to noncontrolling interest	(3,755)	(109)	(5,349)	(109)

Comprehensive loss attributable to Hyzon	$(27,912)	$(13,433)	$(13,457)	$(14,287)

Net loss attributable to Hyzon per share:
Basic	$(0.12)	$(0.08)	$(0.07)	$(0.09)
Diluted	$(0.12)	$(0.08)	$(0.07)	$(0.09)
Weighted average common shares outstanding:
Basic	247,818	164,459	203,897	152,650
Diluted	247,818	164,459	203,897	152,650

Non-GAAP Financial Measures

The following table reconciles net loss to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,
	2021	2020
Net loss	$(32,439)	$(13,522)
Plus (Less):
Interest (income) expense, net	(14)	17
Income tax expense (benefit)	—	—
Depreciation and amortization	622	86

EBITDA	$(31,831)	$(13,419)
Adjusted for:
Change in fair value of private placement warrant liability	3,447	—
Change in fair value of earnout liability	(10,997)	—
Stock-based compensation	1,064	9,983
Regulatory and legal matters (1)	1,036	—
Acquisition-related expenses (2)	591	—

Adjusted EBITDA	$(36,690)	$(3,436)

(1)

Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto.

(2)

Acquisition-related expenses incurred for potential and actual acquisitions that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results.

	Year Ended December 31, 2021	For the period January 21, 2020 (Inception) – December 31, 2020
Net loss	$(19,285)	$(14,376)
Plus:
Interest expense, net	5,235	37
Income tax expense (benefit)	—	—
Depreciation and amortization	1,140	185

EBITDA	$(12,910)	$(14,154)
Adjusted for:
Change in fair value of private placement warrant liability	(4,167)	—
Change in fair value of earnout liability	(84,612)	—
Stock-based compensation	15,768	9,983
Executive transition charges (1)	13,860	—
Business combination transaction expenses (2)	6,533	—
Regulatory and legal matters (3)	1,147	—
Acquisition-related expenses (4)	591	—

Adjusted EBITDA	$(63,790)	$(4,171)

(1)	Executive transition charges include stock-based compensation costs of $13.4 million and salary expense of $0.5 million related to former Chief Technology Officer’s (CTO) retirement.
(2)	Transaction costs of $6.4 million attributable to the liability classified earnout shares and $0.1 million of write-off of debt issuance costs.
(3)

Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto.

(4)

Acquisition-related expenses incurred for potential and actual acquisitions that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results.